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                                 EXHIBIT 3 (a)

                FORM OF PROMOTIONAL AGENT DISTRIBUTION AGREEMENT
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                    PROMOTIONAL AGENT DISTRIBUTION AGREEMENT

THIS AGREEMENT, made this _____ day of __________, 199___ is among CANADA LIFE OF AMERICA FINANCIAL SERVICES, INC., a Georgia corporation ("CLAFS"), CANADA LIFE INSURANCE COMPANY OF AMERICA, a Michigan Corporation ("CLICA"), and SELIGMAN FINANCIAL SERVICES, INC., a Delaware Corporation ("Seligman Financial").

WHEREAS, CLICA has determined to issue certain contracts or subsequent variations thereof, such contracts are described in Exhibit A hereto (the "Contracts"), which Contracts shall be funded either through a separate account known as CLICA Variable Annuity Account 2 ("Separate Account") and/or through CLICA's General Account; and

WHEREAS, a Registration Statement on Form N-4 including a Prospectus and Statement of Additional Information relating to the Separate Account and units of interest under the Contracts ("Registration Statement") have been or will be filed with the Securities and Exchange Commission ("SEC") to register the Separate Account as a unit investment trust under the Investment Company Act of 1940 ("1940 Act") and to register the units of interest under the Contracts funded through the Separate Account under the Securities Act of 1933 ("1933 Act") and

WHEREAS, CLICA and CLAFS have entered into an agreement pursuant to which CLAFS will serve as principal underwriter for the Contracts funded through the Separate Account, it being the intention of CLICA AND CLAFS that such Contracts be offered to the public on a continuous basis; and

WHEREAS, Seligman Financial is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

WHEREAS, CLAFS desires to appoint Seligman Financial as the promotional distributing agent for the Contracts and Seligman Financial desires to act as such promotional distributing agent.

In consideration of the mutual agreements herein made and intending to be legally bound hereby, the parties agree as follows:

1. Promotional Distributing Agent. CLICA and CLAFS hereby appoint Seligman Financial, and Seligman Financial hereby accepts appointment, as the promotional distributing agent ("Promotional Agent") for the Contracts within the United States and its territories. CLAFS agrees that during the term of the Agreement, except in its capacity as a Selling Firm, as hereinafter defined, it will not distribute the Contracts, will not reallow any compensation it receives to any broker-dealer firm unaffiliated with it and will not be entitled to compensation with respect to distribution of the Contracts to purchasers thereof. As Promotional Agent, Seligman Financial undertakes to make best efforts consistent with market conditions to actively market the Contracts through Selling Firms in those states in which it is so authorized pursuant to applicable law, including, among other things, advertising, visits to brokerage firms, and development of sales literature.

As Promotional Agent, Seligman Financial may enter into written agreements ("Selling Agreements") with such brokerage firms ("Selling Firms") as it may from time to time select subject to Section 10(D) below. The form of Selling Agreement is attached hereto as Exhibit B. Any material changes to the form of the Selling Agreement must be approved by CLICA and such approval shall not be unreasonably withheld. CLICA and CLAFS hereby undertake and agree that during the term of this Agreement applications to purchase the Contracts will not be accepted or Contracts issued unless submitted by Selling Firms or Seligman Financial. Seligman Financial hereby agrees that CLAFS may become a Selling Firm, provided however, that CLAFS enters into a Selling Agreement with Seligman Financial.

2. Compensation. As compensation for its services as Promotional Agent, Seligman Financial shall be entitled to receive compensation ("Promotional Agent Fee") with respect to any Contract issued, as disclosed on the attached Exhibit C, Statement of Compensation. CLICA agrees to pay to Selling Firms compensation as set
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forth in Exhibit C which includes commissions payable to Selling Firms ("B/D
Concession"), and any potential Service Fee that might become payable to Seligman Financial and Selling Firm at annuitization. CLICA will pay all compensation consistent with its regular compensation-paying schedule.

In addition, CLICA will accept purchase payments net of B/D Concession, subject to certain conditions imposed by CLICA from time to time, from Selling Firms as specified from time to time by Seligman Financial on both initial and subsequent purchase payments. If CLICA is required to purchase payments because (i) a Contracts's "Free Look" provision was exercised, (ii) a Contract was not issued as a result of a failure by a Selling Firm to submit to CLICA an application sufficient to satisfy state insurance laws or CLICA's eligibility requirement, or (iii) a Contract was tendered to CLICA for redemption within ten business days of the date of activity, then (a) no B/D Concession will be payable with respect to said purchase payments, (b) Seligman Financial will refund to CLICA the Promotional Agent Fee it may have received in connection with such purchase payments, (c) any B/D Concessions paid by CLICA for said purchase payments may be deducted by CLICA from any B/D Concession owing to the Selling Firm, and (d) if no B/D Concession is owing to such Selling Firm, Seligman Financial will collect from Selling Firm, such B/D Concession paid by CLICA and will pay such amount to CLICA, it being understood that CLICA's, CLAFS' and Seligman Financial's liability is limited and that Selling Firms are responsible to Contract Owners for any loss of contract value or loss due to reversal of trades which may occur due to wire errors, either in purchase payment amount or investment option, failure or CLICA to receive an original properly completed application, and/or any other failure on part of Selling Firms to follow CLICA's administrative procedures. It is also understood that Seligman Financial's liability, if it is unable to collect from a Selling Firm, is limited as provided in Section 11D.

3. Recordkeeping Service Agent. The parties hereby agree that CLICA shall be the Recordkeeping Service Agent to perform certain services in connection with processing purchase payments, redemptions, transfers, processing of Promotional Agent Fee and B/D Concessions and related services as agent for itself and CLAFS. It is understood that in entering into this Agreement, Seligman Financial is relying upon representations by CLICA that it, CLICA, will provide and maintain or cause to be provided and maintained, certain administrative and other services necessary for the operation of the Separate Account and for the benefit of the Contract Owners and Seligman Financial.

4. Issuance of Contracts. CLICA and CLAFS hereby undertake to use their best efforts, subject to the standards set forth in the Registration Statement,
(i) to maintain a continuous offering of the Contracts and (ii) to ensure that applications to purchase units of interest under the Contracts shall be acceptable to CLICA and that the Contracts shall be issued pursuant to such applications and (iii) to ensure that all purchase payments be processed at the accumulation unit value determined in the manner as described in the Registration Statement. It is understood that a Contract shall not be issued unless and until the purchase payments and application received relating to such Contract are sufficient to satisfy CLICA's eligibility requirements as set forth in the Contracts and the requirements of applicable state insurance law.

Seligman Financial agrees that all applications for the Contracts shall be made on the application forms supplied by CLICA. Seligman Financial agrees to instruct Selling Firms to (i) review the applications for completeness and correctness as to form, (ii) review all applications for suitability, and (iii) to promptly forward to CLICA all applications found to be complete together with any purchase payments received with the applications received. Any additional purchase payments, to the extent permitted by the Contract shall also be remitted directly to CLICA.

5. Chargebacks. (i) In the event a Contract is returned to CLICA pursuant to a Free Look provision, the full Promotional Agent Fee paid thereon shall be charged back to Seligman Financial in accordance with Section 2 above.
(ii) Should any premium or purchase payment on any Contract issued by CLICA be refunded for any reason, Seligman Financial shall repay or return Promotional Agent Fees received by it with respect to such premium or purchase payment.
(iii) For full or partial withdrawals from the Contract: 100% of all Selling Concessions paid to Selling Firms on amount(s) withdrawn within 12 months of said amount(s) being paid to CLICA shall be returned or repaid. For any premium or purchase payment that has been in the contract for more





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than 12 months, there shall be no charge back on either Promotional Agent Fee or B/D Concession. To the extent permitted by law, the amount so charged back may, at the option of CLICA, be set off against Promotional Agent Fees otherwise due to Seligman Financial. In addition, such other compensation will be payable as are from time to time agreed by the parties to the this Agreement and will be added to Schedule I of the Selling Agreement in accordance therewith.

6. Plan Name. CLICA, CLAFS and Seligman Financial agree that the Contracts will be sold under the name "Trillium" (Trillium) and that communications to prospective and existing Contract Owners with respect to the sale and servicing of the Contracts will contain prominent reference to the aforementioned name. Property rights to the Name are owned by CLICA which will enter into a license agreement with Seligman Financial to permit the Name's use.

7.       Confirmations and Prospectus Delivery.

         A. CLICA and CLAFS agree that CLAFS, at its own expense and through its agent CLICA, unless otherwise agreed in writing by Seligman Financial, shall issue and deliver or cause to be issued and delivered, confirmations of transactions effected with respect to the account of any Contract Owner for each transaction for which a confirmation is legally required in accordance with the provisions of the 1934 Act and Rule 10b-10 thereunder. CLICA and CLAFS further agree that CLAFS, through its agent CLICA, shall cause copies of all such confirmations to be forwarded to such Selling Firms as agreed to, in writing, by Seligman Financial and CLICA.

         B. CLICA agrees that it will, in accordance with the provisions of the 1933 Act and the rules thereunder, deliver or cause to be delivered to a Contract Owner who has made an initial purchase payment, a copy of the then current prospectus of the Separate Account and the then current prospectus for the Fund. Such prospectuses shall be delivered prior to or at the time the initial premium or purchase payment is made, or with the confirmation for such initial premium purchase payment, delivered in accordance with Section 7(A).

8. Expenses. Seligman Financial shall be responsible for all costs associated with the marketing and distribution of the Contracts including: (i) the expenses of printing and distributing prospectuses, statements of additional information and financial reports with respect to the Separate Account and the Fund to prospective Contract Owners and of prospectuses to persons described in Section 7(B) above; (ii) the expenses of preparing, printing and distributing all other literature in connection with the solicitation of applications to purchase the contracts, including expenses of filing such literature with the National Association of Securities Dealers, Inc. provided that Seligman Financial may be reimbursed or otherwise paid for any such materials by Selling Firms, and further provided that CLAFS and CLICA will cooperate with Seligman Financial in the development of such materials as reasonably requested by Seligman Financial; and (iii) expenses of advertising in connection with such solicitation effort.

CLICA and CLAFS each accept responsibility for, and will bear the cost of, ensuring that Contract Owners receive on an ongoing basis all reports, notices and other materials required by applicable provisions of the Federal or State securities laws, rules of the NASD or any state securities or state insurance department, including without limitation, annual and semi-annual reports and prospectuses and statements of additional information for the Fund and Separate Account. The expenses relating to appointment of agents or producers of Selling Firms are as set forth in Section III.A. of the Selling Agreement, attached hereto as Exhibit B.

In addition to any expense hereinabove expressly mentioned, CLICA and CLAFS each agree to pay all costs associated with the operation of the Separate Account, including without limitations: all fees and expenses incurred in connection with the registration of the Separate Account and all units of interest under the Contracts issued by CLICA under the securities laws of the United States; all fees and related expenses which may be incurred in connection with the qualification and registration of the Separate Account and the units of interest under the Contract for sale in the states; all expense relating to the filing of all sales literature approved by Seligman Financial with appropriate state regulatory authorities; and any other costs incurred by CLICA or CLAFS





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or their respective employees unless otherwise agreed upon by the parties in writing and except to the extent such costs are paid by charges made against the Separate Account assets as set forth in the Registration Statement.

9.       Representations and Warranties of CLICA and CLAFS.   CLICA and CLAFS
each hereby represent and warrant that:

         A. all actions, including, without limitation, those necessary under their articles of incorporation and by-laws and applicable federal and state law, to authorize and establish the Separate Account have been taken;

         B. each has taken all actions necessary to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder;

         C. a Registration Statement relating to the Separate Account and the Contracts has been or will be filed with the SEC under the 1933 Act and the 1940 Act and one or more amendments may be filed before the Registration Statement becomes effective;

         D. Seligman Financial has been provided with a copy of the Registration Statement and amendments thereto in the form in which it has been filed with the Securities and Exchange Commission and is hereby authorized to use such Registration Statement in the form in which it becomes effective and the information contained therein (as post- effectively amended and supplemented from time to time as provided herein) in connection with its activities as Promotional Agent hereunder and shall be provided with such other information relating to the Contracts or the Separate Account as it may reasonably request;

         E. such Registration Statement when it becomes effective will conform in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         F. each of them will use their best efforts to ensure that so long as the Separate Account and the units of interest under the Contracts are the subject of a public offering the Prospectus will continue to conform in all material respects with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and that at no time will the prospectus include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         G. recognizing that it is the intention of the parties hereto that CLICA engage in a continuous public offering of units of interest under the Contracts and interest thereunder in the Separate Account, every effort will be made to prepare and file on a timely basis with the SEC such post-effective amendments or supplements as may be necessary to maintain a continuous public offering of units of interest under the Contracts. Seligman Financial shall be promptly advised of any proposed amendment or supplement to the Registration Statement and shall be provided with a copy of such proposed amendment or supplement sufficiently in advance of the filing of such amendment or supplement with the SEC to permit its review unless legal or regulatory requirements would make such review impracticable;

         H. Seligman Financial shall be notified as to the date upon which the Registration Statement as it may be amended becomes effective and shall be provided with a copy of such Registration Statement in the form in which it shall become effective. All information reasonably requested by Seligman Financial in order to provide prospective Contract Owners with a prospectus as contained in the initially effective Registration Statement or a subsequently amended or supplemented Prospectus shall be promptly furnished by CLICA and CLAFS;

         I. Seligman Financial shall be promptly notified of the institution by the SEC of any stop order proceedings in respect of the Registration Statement and CLICA and CLAFS will use their best efforts to prevent





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the issuance of any such stop order and to obtain as soon as possible its lifting if issued;

         J. each shall use its best efforts to file and secure approval for sale of the Contracts in such states, as well as the District of Columbia, (hereinafter collectively the "States") in which Seligman Financial, CLICA and CLAFS agree in writing the Contracts shall be made available to the public, and CLICA further agrees to maintain such approvals. It is understood that each shall make every reasonable effort to make the Contracts available in all States except the State of New York, as soon as practicable;

         K. all sales material prepared by Seligman Financial and reviewed and approved by CLICA and CLAFS, will be filed by CLICA with the appropriate state regulatory authorities as required in such States and CLICA will use its best efforts to effect prompt review of such material in such States and to provide Seligman Financial with such assistance as Seligman Financial may reasonably require in order to develop sales literature in compliance with the laws and regulations of such States;

         L. upon reasonable request, Seligman Financial shall be informed as to the status of all such sales literature filings and shall be promptly notified of all approvals or disapprovals of sales literature filings in the various States;

         M. Seligman Financial will receive full cooperation in its efforts to assist the registered representatives of Selling Firms in meeting the requirements for appointment as CLICA agents for the sale of the Contracts under state insurance laws and, upon reasonable request, Seligman Financial shall be informed as to the status of applications for such appointment;

         N. CLICA will use its best efforts to process all completed applications for such appointment on a timely basis provided that it is understood that CLICA may decline to appoint a particular registered representative; and

         O. Seligman Financial may be notified in the event CLICA declines to appoint a particular registered representative and the reason for such action.

10. Representations and Warranties of Seligman Financial. Seligman Financial hereby represents and warrants that:

         A. it has taken all actions including, without limitation, those necessary under its articles of incorporation, by-laws and applicable state corporate law, necessary to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder;

         B. it is and shall remain duly registered as a broker-dealer under the 1934 Act, is a member in good standing of the NASD, and is duly registered under applicable state securities laws;

         C. Seligman Financial shall only solicit and shall instruct Selling Firms only to solicit purchases of the Contracts in those jurisdictions in which CLICA in writing states that such Contracts are approved for sale under applicable securities and insurance laws, or where the Contracts are exempt from such qualification and registration;

         D. it shall enter into Selling Agreements, substantially in the Form of Exhibit B hereto, only with such Selling Firms as are duly registered as broker dealers under the 1934 Act and are members in good standing of the NASD properly qualified to undertake their responsibilities under the Selling Agreements, and who represent that they are duly in compliance with applicable state securities and insurance laws, and shall direct such Selling Firms to sell only through those associated persons (as that term is defined in Section 3(a)(18) of the 1934 Act) who are duly and appropriately licensed, registered and otherwise qualified to sell the Contracts under the 1934





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Act, applicable rules of the NASD, applicable state and insurance law and are appointed by CLICA as insurance agents for the sale on the Contracts.

In connection with broker-dealers to distribute the Contracts, Seligman Financial will use reasonable efforts to ascertain that each broker-dealer wishing to execute a Selling Agreement is a member firm of the NASD duly qualified with all federal, state and other regulatory bodies, and otherwise is a suitable entity to represent CLICA and CLAFS. CLICA and CLAFS may refuse to enter into a Selling Agreement with a broker-dealer selected by Seligman Financial if such Selling Firm is deemed by CLICA or CLAFS to be unsuitable for any reason. Neither CLICA nor CLAFS will incur any obligation to compensate, or reimburse the expenses of, Seligman Financial as a result of any such refusal.

         E. Prior to any use with members of the public, Seligman Financial will provide CLICA and CLAFS copies of all sales literature developed by Seligman Financial for their review and approval. Such sales literature shall be reviewed in light of applicable federal securities laws, NASD requirements and state insurance laws. Seligman Financial shall file such sales literature with the NASD in accordance with the rules and regulations of the NASD. CLICA, CLAFS and Seligman Financial will approve the use of sales material in any state only if CLICA notifies Seligman Financial that such material has been submitted by CLICA, as required by applicable law, reviewed and approved by all appropriate state regulatory authorities;

         F. no statement or representation concerning the Contracts shall be made by Seligman Financial or any associated person thereof in connection with the Contracts other than those contained in the then current Registration Statement or in any other sales material released or approved by CLICA or CLAFS as information supplemental to such Registration Statement; and

         G. it shall promptly furnish to CLICA and CLAFS or their agent, any reports and information which the other party may reasonably request for the purpose of meeting their reporting and recordkeeping requirements under the insurance laws of any state, and under the federal and state securities laws and rules of the NASD.

11.      Indemnification.

         A. CLICA and CLAFS each agree to indemnify and hold harmless Seligman Financial, any Selling Firm and each person who controls Seligman Financial or any such Selling Firm and their agents, subsidiaries and employees against any and all losses, claims, damages, liabilities or expenses (including, without limitation, any expenses reasonably incurred in investigating or defending against any litigation commenced or threatened, or any claim) arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in (a) the Separate Account Registration Statement; or (b) any contract, application or other document filed in any State in order to qualify the Separate Account in such State or to qualify the Contracts to be issued thereby for sale in such state or to maintain such qualifications; or (ii) the omission or alleged omission in such Registration Statement, written material, application or other such document to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; or (iii) the negligent, improper fraudulent or unauthorized acts or omissions of CLICA or CLAFS or (iv) any breach of, or failure to comply with, the representations and warranties made by CLICA and/or CLAFS as set forth herein. Notwithstanding the foregoing, CLICA and CLAFS shall not indemnify Seligman Financial, any Selling Firm and each person who controls Seligman Financial or any such Selling Firm and their agents, subsidiaries and employees under paragraphs 11(A) (i) and 11(A) (ii) hereof to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in 11(A) (i) such Registration Statement or other sales material in conformity with written information furnished to them by Seligman Financial or any of its affiliates specifically for use therein; or 11(A) (ii) in the prospectus and statement of additional information for the Fund, except for liability arising out or written information furnished by CLICA or CLAFS specifically for use therein. This indemnity agreement will be in addition to any liability which CLICA or CLAFS may otherwise have.





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         B.      Seligman Financial agrees to indemnify and hold harmless
CLICA, CLAFS, each person who controls CLICA or CLAFS and their agents, subsidiaries and employees against any and all losses, claims, damages, liabilities, or expenses (including, without limitation any expenses reasonably incurred in investigating or defending against any litigation commenced or threatened or any claim) arising out of or based upon: (i) any untrue or alleged untrue statement or representation made by Seligman Financial in connection with its obligations as Promotional Agent hereunder or by associated persons of Seligman Financial (except to the extent that such statements may be made in reliance on any material relating to the Separate Account or the contracts supplied by CLICA or CLAFS), or (ii) the omission or alleged omission by Seligman Financial in connection with its obligations as Promotional Agent hereunder or by associated persons of Seligman Financial to state any material fact necessary to make statements made not misleading in light of the circumstances in which they were made (except to the extent that, in omitting to make such statement, reliance was placed upon material relating to the Separate Account or the Contracts supplied by CLICA or CLAFS), or (iii) use of sales literature by Seligman Financial and associated persons thereof which has not been approved for use by CLICA and CLAFS and has not been, if necessary, submitted by Seligman Financial on behalf of CLICA and CLAFS to the NASD; or (iv) the negligent, improper, fraudulent or unauthorized acts or omissions of Seligman Financial; or (v) any breach of, or failure to comply with, the representations and warranties made by Seligman Financial as set forth herein; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the prospectus and/or statement of additional information for the Fund; or (vii) the omission or alleged omission of a material fact contained in the Prospectus and/or statement of additional information for the Fund.

         C. Promptly after receipt by an indemnified party under this paragraph 11 of notice of the commencement of any action by a third party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 11, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from liability which the indemnifying party may have to any indemnified party otherwise than under this paragraph 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         D. Seligman Financial and CLICA agree to share equally any losses, including reasonable attorney cost, incurred by CLICA resulting from the breach by Selling Firms or their associated persons of the Selling Agreements; it being understood that CLICA and Seligman Financial must promptly notify the other party upon knowledge of such breach. Notwithstanding the agreement contained in this subsection D, CLICA may in the course of losses suffered by it as a result of wire orders accompanied by a telephone facsimile transmission as described in Section 4 thereof, may deduct the amount of Promotional Agent Fee due Seligman Financial for sales of the Contracts hereunder. In addition, CLICA will hold Selling Firm liable for losses under such Contracts when the (i) allocation instructions provided in the facsimile are different from those provided in the original application; (ii) purchase payment has been received and invested, and prior to the Contract being issued it is turned back for cancellation by the Selling Firm; (iii) Contract is being returned under the Free Look provision, but more than 30 days from the wire date; and (iv) application is not received by CLICA within five business days after the wire date. If CLICA is unable to collect such losses from Selling Firms, then CLICA and Seligman Financial agree to share equally such losses, including reasonable attorney costs.

12.      Opinion of Counsel; Opinion of Auditors; Opinion of Officers.

         A. Prior to the date first above written (the "Closing Date"), CLICA and CLAFS will provide to Seligman Financial in a form acceptable to it, an opinion of counsel from David A. Hopkins, Assistant Secretary, to be dated the Closing Date, to the effect that: (i) CLICA and CLAFS are duly incorporated and are existing corporations in





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good standing under their respective state laws of incorporation; (ii) CLAFS is duly registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD; (iii) CLICA and CLAFS may execute, deliver and perform their respective obligations hereunder without, as a result, breaching or violating any provision of their respective corporate charters or by-laws, the provisions of any statute, rule, regulation or order to which either is subject or to which any subsidiary is subject or any agreement or instrument to which either is a party or by which either is bound; (iv) CLICA has taken all actions, including, without limitation, those necessary under its articles of incorporation and by-laws and applicable state laws, to authorize and establish the Separate Account; (v) such counsel has no reason to believe that either the Registration Statement or any amendment or supplement thereto as of the date of the opinion contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement which are not described and filed as required, it being understood that such counsel need express no opinion as to the financial statement or other financial data contained in the Registration Statement or on information contained in the Registration Statement based on written information furnished by Seligman Financial or any of its affiliates specifically for use therein; and (vi) this Agreement has been duly authorized, executed and delivered by CLICA and CLAFS.

         B. On or before the Closing Date, CLICA will provide to Seligman Financial a copy of the most recent Report of Independent Auditor prepared by Ernst & Young to the effect that: (i) Ernst & Young are independent certified public accountants with respect to CLICA as defined in the Code of Professional Ethics of the American Institute of Certified Public Accountants and (ii) Ernst & Young have issued their opinion on the financial statements of CLICA, copies of which have been furnished to Seligman Financial.

         C. On the Closing Date, Seligman Financial will have received a certificate, dated as of the Closing Date, of the President or any Vice President, and Secretary or Assistant Secretary of CLICA in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of CLICA in this Agreement are true and current, that CLICA has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the execution of this Agreement, that subsequent to the date(s) of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results or operation of CLICA and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

         D. Prior to the Closing Date, Seligman Financial will provide to CLICA and CLAFS in a form acceptable to them, an opinion of Nina O. Shenker, Senior Vice President and General Counsel of J. & W. Seligman and Company, Inc., to be dated as of the Closing Date, to the effect that: (i) Seligman Financial is duly incorporated and is an existing corporation in good standing under the laws of the state in which it is incorporated; (ii) Seligman Financial is duly registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD; (iii) Seligman Financial may execute, deliver and perform its obligations hereunder without, as a result, breaching or violating any provision of its corporate charter or by-laws, any provision of the federal securities laws, rules and regulations, or the NASD Rules of Fair Practice, applicable to Seligman Financial, or any judicial or administrative orders in which it or any subsidiary is named or any material Agreement or instrument to which it is a party or by which it is bound; and
(iv) this Agreement has been duly authorized, executed and delivered by Seligman Financial.

         E. On the Closing Date, Seligman Financial shall provide to CLICA and CLAFS in a form acceptable to them a certificate, dated as of the Closing Date, of the President or any Vice President, and a principal financial or accounting officer of Seligman Financial in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of Seligman Financial in this Agreement are true and current, that Seligman Financial has complied with all Agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to execution of this Agreement.

         F. CLICA agrees that, so long as this Agreement is in effect, it will furnish to Seligman Financial, as soon as practicable after the end of each fiscal year, a copy of its annual report to policyholders for such year, and CLICA will furnish to Seligman Financial (a) as soon as available, a copy of each report of CLICA to be mailed to policyholders, and (b) from time to time, such other financial information concerning CLICA as Seligman Financial may reasonably request.

13. Term of Agreement. This Agreement may not be assigned by any of the parties hereto. This Agreement shall continue in full force and effect for a period of 5 years from the effective date of this Agreement, unless otherwise mutually agreed upon by the parties to terminate sooner or if terminated for such reasons as set forth in paragraph 14 below. After such 5 year period, it will be deemed extended thereafter from year to year subject to termination at will by any party hereto upon 60 days prior written notice to the other, it being understood and agreed that the right to terminate this Agreement upon 60 days notice may be exercised for any reason or for no reason.

14.      Termination.  This Agreement shall terminate:

         A. at the option of CLICA or CLAFS upon the institution of formal proceedings against Seligman Financial or an affiliate by the NASD, the SEC, or any state securities or insurance department or any other regulatory body provided that CLICA or CLAFS determines in good faith in either's sole judgment, that such institution will have a material adverse impact on Seligman Financial or the affiliate's ability to perform its obligations under this Agreement; or

         B. at the option of Seligman Financial upon the institution of formal proceedings against The Canada Life Assurance Company ("CLA"), CLICA or CLAFS brought by any Canadian legal or regulatory authority, the NASD, SEC, or any formal proceedings involving a material matter brought by any state securities or state insurance department or any other regulatory body regarding CLA, CLICA or CLAFS provided that Seligman Financial determines in good faith in its sole judgment that such institution will have a material adverse impact on CLICA's or CLAFS' ability to perform its obligations under this Agreement or Seligman Financial's ability to distribute the Contracts; or

         C. at the option of Seligman Financial or CLICA upon any material adverse change in the financial condition of one or the other; or

         D. at the option of Seligman Financial, CLICA or CLAFS if the Buy-Sell Agreement among the Fund, the Separate Account, CLICA and J. & W. Seligman & Co., Inc. ("JWSI"), the Investment Adviser is terminated.

         E. at the option of Seligman Financial, CLICA or CLAFS, mutually and equally, if senior management of any of the parties to this Agreement so determines. In that event, termination of the Agreement will occur 30 days after written notice to that effect has been received by the non-terminating party(ies).

15. Provisions Surviving Termination. Notwithstanding termination of this Agreement, and regardless of the cause or reason for such termination, the provisions of Paragraph 11 (Indemnification) shall survive and be binding upon the parties for a period of 10 years following such termination.

16. Notices. Any notice required under this Agreement shall be deemed to have been given to CLICA and CLAFS if mailed to either, sent to the attention of the Assistant Secretary, Canada Life Insurance Company of America, 6201 Powers Ferry Road, N.W., Atlanta, GA 30339, and notice is deemed given to Seligman Financial if mailed to Seligman Financial Services, Inc., with a copy to Senior Vice President and General Counsel, JWSI, 130 Liberty Street, New York, NY 10006, or at such other address furnished to the other party pursuant hereto.

17. Nature and Survival of Representations and Warranties. All statements contained in this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the parties hereunder. All representations and warranties of the parties made in this Agreement or as provided herein shall survive, regardless of any investigation made by or on behalf of the parties hereto, until the applicable statutes of limitations have run, and except if a claim arises under a representation or warranty and a notice of claim is given prior to the expiration of the survival period, then such representation or warranty shall not terminate with respect to such claim until indemnification thereof shall have been made in accordance with the provisions of this Agreement.

18.      Exclusivity of Agreement.

         A. CLICA and CLAFS hereby agree not to develop, market or otherwise engage in the sale of other individual or group variable annuities distributed through selling agreements with NYSE member firms or other broker-dealers as agreed to by the parties from time to time, for five years from the effective date of this Agreement, without the prior written consent of Seligman Financial subject to the following: (i) This provision is not applicable to and will in no way limit the further development and distribution of CLICA's existing individual (VariFund) and group (The Canada Life 401(k)) variable annuity products or amendments thereto; (ii) The exclusive nature of this Agreement will be reassessed by the parties and the exclusive nature of this Agreement may be terminated by either CLICA or Seligman Financial, upon 180 days notice, if this venture is not successful in achieving the total assets under management through individual and group annuity sales by the end of the year specified below.

                          Year End
                             1994                           $ 50 million
                             1995                           $100 million
                             1996                           $150 million
                             1997                           $250 million

CLICA and Seligman Financial believe that these levels of production are achievable and will work together in a spirit of cooperation to achieve the success of this venture.

         B. Seligman Financial agrees during the term of this Agreement not to enter into any distribution agreement with any other insurance company unaffiliated with CLICA for the development, distribution, marketing or sale of any other individual or group variable annuity or similar annuity, so long as
Section 18A of this Agreement is in effect, without the express prior written consent of CLICA or CLAFS.

         C. This Section 18 A and B shall be of no effect if this Agreement is terminated pursuant to Section 14.

19.      Miscellaneous.

         A. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations, and CLICA and Seligman Financial shall each comply with all applicable Federal and State laws, rules and regulations;

         B. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and

         C. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise the remainder of this Agreement shall not be affected thereby.

20. Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

21. Waivers. The waiver by any party of a breach by any other party of any of the provisions of this Agreement shall not operate or be deemed as a waiver of any other provision of this Agreement or of any subsequent breach thereof by any party.

22. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and may not be modified except in a written instrument executed by all parties hereto.

         IN WITNESS WHEREOF, Seligman Financial, CLICA and CLAFS have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                              CANADA LIFE INSURANCE COMPANY OF AMERICA


                              BY ______________________________________________


                              BY ______________________________________________


                              CANADA LIFE OF AMERICA FINANCIAL SERVICES, INC.


                              BY ______________________________________________


                              BY ______________________________________________


                              SELIGMAN FINANCIAL SERVICES, INC.


                              BY ______________________________________________

                                   EXHIBIT C
                           STATEMENT OF COMPENSATION

Subject to the terms and conditions of this Agreement, CLAFS will pay to Seligman Financial compensation based upon the premiums and purchase payments received from Selling Firms having a Selling Agreement with CLAFS as a direct result of Seligman Financial's efforts. Promotional Agent Fees will be paid to Seligman Financial in accordance with applicable law, in the percentages shown below:


                                                                                 B/D CONCESSION              PROMOTIONAL
                                                                                 PAID TO SELLING          AGENT FEE PAID TO
                                                            GROSS                     FIRM                    SELIGMAN
                 CLICA-Issued policies;
                 All States except NY
                 TRILLIUM VARIABLE
                 ANNUITY, Form 20067              5.50% of premium                    5.00%                     .50%
                                                                             .25%    annual    trail
                                                                             based  on  acct.  value
                                                                             as    calculated     on
                                                                             Contract Anniversary.
                 S e r v i c e   F e e   a t
                 Annuitization if "internal"
                 annuity  rates   are  used.      3.5% if payout = or > 10            3.0%                      .50%
                 Service Fee is only paid on      years or  a life annuity
                 annuitized   proceeds  that      and amount $0-1 million;
                 are  past   any  applicable      1.5%  if amount  over $1            1.25%                     .25%
                 surrender    charge/period.      million
                 (Form   is   dependent   on
                 payout option  and/or State      2.35%  if   payout,   10            2.0%                      .35%
                 of issue.)                       years,   not    a   life
                                                  annuity and  amount $0-1
                                                  million; 1.5% if  amount            1.25%                     .25%
                                                  over $1 million



Promotional Agent Fees will be paid to Seligman Financial based on premiums or purchase payments accepted by CLICA on contracts specified above, in accordance with the provisions of this Agreement. The Gross payout above represents total payment from CLICA, including Selling Concessions paid to Selling Firms.

Chargebacks: (i) In the event a contract is returned to CLICA pursuant to a "Free Look" provision, the full Promotional Agent Fee paid thereon shall be charged back to Seligman Financial. (ii) Should any premium or purchase payment on any contract issued by CLICA be refunded for any reason, Seligman Financial shall repay or return Promotional Agent Fees received by it with respect to such premium or purchase payment. (iii) If a Contract was not issued as a result of failure by Selling Firm to submit to CLICA an application sufficient to satisfy state insurance laws or CLICA's eligibility requirements then amounts paid to Seligman Financial shall be returned or repaid. (iv) If a Contract was tendered to CLICA for redemption within ten business days of the date of activity then amounts paid to Seligman Financial shall be returned or repaid. (v) For full or partial withdrawals from the contract: 100% of all Selling Concessions paid to Selling Firms on amount(s) withdrawn within 12 months of such amount(s) being paid to CLICA shall be returned or repaid. For any premium or purchase payment that has been in the contract for more than 12 months, there shall be no charge back on either Promotional Agent Fee or B/D concession. To the extent permitted by law, the amount so charged back may, at the option of CLICA, be set off against Promotional Agent Fees otherwise due to Seligman Financial. In addition, such other compensation will be payable as are from time to time agreed by the parties to the foregoing Agreement and which is in accordance with applicable law, and will be added to this Schedule.